================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 4, 2004

                               AROTECH CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                     0-23336                    95-4302784
(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)               File Number)            Identification No.)

632 BROADWAY, SUITE 1200, NEW YORK, NEW YORK                         10012
  (Address of Principal Executive Offices)                        (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (646) 654-2107

          (Former name or former address, if changed since last report)

================================================================================

     On January 27, 2004, Arotech Corporation (the "Registrant") completed the consummation of an agreement (the "Agreement") to purchase all of the outstanding stock of Epsilor Electronic Industries, Ltd., an Israeli corporation ("Epsilor"), from Epsilor's existing shareholders.

     On February 4, 2004, the Registrant filed a Current Report on Form 8-K relating to its acquisition of Epsilor, in which the Registrant indicated its intention to submit the financial statements and pro forma financial information prescribed by Rule 3-05 of Regulation S-X and Article 11 of Regulation S-X, respectively, not later than 60 days from the date thereof in accordance with Subsection (a)(4) of Item 7 of the General Instructions for the Current Report on Form 8-K. This Amendment to that Current Report is being filed to provide that financial information.

     The Registrant hereby amends its Current Report on Form 8-K filed with the SEC on February 4, 2004 by deleting Item 7 in its entirety, and substituting in place and stead thereof a new Item 7, as follows:

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements of Businesses Acquired

     (i) Balance sheet of Epsilor Electronic Industries, Ltd. as of December 31, 2003 and December 31, 2002 and the related statements of income, changes in shareholders' equity (deficiency) and cash flows for the years ended December 31, 2003 and December 31, 2002.

(b)  Pro Forma Condensed Combined Financial Information

     (i) Unaudited pro forma condensed combined balance sheets as of December 31, 2003.

     (ii) Unaudited pro forma condensed combined statement of operation for the year ended December 31, 2003.

(c)  Exhibits - The following documents are filed as exhibits to this report:

EXHIBIT
NUMBER            DESCRIPTION
------            -----------
  2.1*....Share Purchase Agreement
  2.2*....Management Agreement
 23.1.....Consent of Kost, Forer, Gabbay & Kassierer, Member of Ernst & Young
          Global
 99.1*....Press release
------------------------------
*Previously filed

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AROTECH CORPORATION
                                            (REGISTRANT)

                                        By: /s/ Robert S. Ehrlich
                                            ---------------------------------
                                            Name: Robert S. Ehrlich
                                            Title: Chairman, President and CEO
Dated:  March 26, 2004

                                                                    ITEM 7(B)(I)
                                                                    ------------


                       EPSILOR ELECTRONIC INDUSTRIES LTD.

                              FINANCIAL STATEMENTS

                             AS OF DECEMBER 31, 2003

                     NEW ISRAELI SHEKELS (NIS) IN THOUSANDS


                                      INDEX

                                                                            PAGE
                                                                            ----

REPORT OF INDEPENDENT AUDITORS                                                6

BALANCE SHEETS                                                                7

STATEMENTS OF INCOME                                                          8

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIENCY)                    9

STATEMENTS OF CASH FLOWS                                                     10

NOTES TO FINANCIAL STATEMENTS                                              11-22


                             - - - - - - - - - - - -

[ERNST & YOUNG LOGO]

                         REPORT OF INDEPENDENT AUDITORS

                             TO THE SHAREHOLDERS OF

                       EPSILOR ELECTRONIC INDUSTRIES LTD.

     We have audited the accompanying balance sheets of Epsilor Electronic Industries Ltd. ("the Company") as of December 31, 2003 and 2002, and the related statements of operations, changes in shareholders' equity (deficiency) and cash flows for the years then ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2003 and 2002 and the related results of its operations and cash flows for the years then ended December 31, 2003, in conformity with accounting principles generally accepted in the United States.


                                        /s/ Kost, Forer, Gabbay & Kassierer
                                        -----------------------------------
Tel-Aviv, Israel                            KOST FORER GABBAY & KASIERER
March 10, 2004                              A Member of Ernst & Young Global

                                              EPSILOR ELECTRONIC INDUSTRIES LTD.

--------------------------------------------------------------------------------
BALANCE SHEETS
NIS IN THOUSANDS, EXCEPT SHARE DATA

                                                                                  DECEMBER 31,
                                                                        -----------------------------
                                                                            2003             2002
                                                                        ------------     ------------
   ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                                       --              847
  Available-for-sale marketable securities                                       550            1,207
  Trade receivables                                                            2,197            1,111
  Other accounts receivable and prepaid expenses                                 315              219
  Inventories                                                                  4,059            2,965
                                                                        ------------     ------------
Total current assets                                                           7,121            6,349
                                                                        ------------     ------------
PROPERTY AND EQUIPMENT, NET                                                    3,127            2,412
                                                                        ------------     ------------
DEFERRED TAX ASSETS                                                              151              121
                                                                        ------------     ------------
SEVERANCE PAY FUND                                                               472              402
                                                                        ------------     ------------
Total assets                                                                  10,871            9,284
                                                                        ============     ============
   LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
  Short-term bank credit                                                         345              728
  Current maturities of long-term loans                                          177              890
  Trade payables                                                               1,472            2,159
  Other accounts payable and accrued expenses                                  6,929            4,737
                                                                        ------------     ------------

Total current liabilities                                                      8,923            8,514
                                                                        ------------     ------------

LONG-TERM LIABILITIES
  Accrued severance pay                                                        1,046              852
  Long-term loans                                                                128               --
                                                                        ------------     ------------
Total long-term liabilities                                                    1,174              852
                                                                        ------------     ------------

SHAREHOLDERS' EQUITY (DEFICIENCY):
  Share capital -
   Ordinary shares of NIS 1 par value:
     Authorized: 3,998,671 shares as of December 31, 2003 and 2002;
     Issued and outstanding: 2,168,897 and 2,043,687 shares as of
     December 31, 2003 and 2002, respectively                                  2,169            2,044
   Management shares of NIS 1 par value -
   Authorized, issued and outstanding: 100 shares as of December 31,
     2003 and 2002                                                              *) -             *) -
  Accumulated other comprehensive income                                         126              140
  Accumulated deficit                                                         (1,521)          (2,266)
                                                                        ------------     ------------
                                                                                 774              (82)
                                                                        ------------     ------------
                                                                              10,871            9,284
                                                                        ============     ============

*) Represents an amount lower than NIS 1.

The accompanying notes are an integral part of the financial statements.

                                              EPSILOR ELECTRONIC INDUSTRIES LTD.

STATEMENTS OF INCOME
--------------------------------------------------------------------------------
NIS IN THOUSANDS


                                                       YEAR ENDED DECEMBER 31,
                                                    ----------------------------
                                                        2003            2002
                                                    ------------    ------------

Revenues                                                  22,193          22,866

Cost of revenues                                           8,527          12,471
                                                    ------------    ------------

Gross profit                                              13,666          10,395
                                                    ------------    ------------

Research and development expenses                          1,517           1,518

Selling and marketing expenses                             1,583             858

General and administrative expenses                        1,237           1,112
                                                    ------------    ------------

Total operating expenses                                   4,337           3,488
                                                    ------------    ------------

Operating income                                           9,329           6,907

Financial expenses, net                                      613             497

Other income                                                  49              --
                                                    ------------    ------------


Income before taxes on income                              8,765           6,410

Taxes on income                                            2,320           1,552
                                                    ------------    ------------

Net income                                                 6,445           4,858
                                                    ============    ============


The accompanying notes are an integral part of the financial statements.

                                              EPSILOR ELECTRONIC INDUSTRIES LTD.

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIENCY)
--------------------------------------------------------------------------------
NIS IN THOUSANDS, EXCEPT SHARE DATA

                                                                              ACCUMULATED                                  TOTAL
                                    ORDINARY SHARES       MANAGEMENT SHARES      OTHER                      TOTAL      SHAREHOLDERS'
                                ----------------------   ------------------- COMPREHENSIVE  ACCUMULATED COMPREHENSIVE     EQUITY
                                  NUMBER       AMOUNT     NUMBER     AMOUNT     INCOME        DEFICIT   INCOME (LOSS)  (DEFICIENCY)
                                ----------    --------   --------   --------   --------      --------   -------------  ------------
Balance as of January 1, 2002    1,863,787       1,864        100        *)-         76        (2,124)                       (184)

  Issuance of Ordinary shares
   of NIS 1 per share              180,000         180         --         --         --            --                         180
  Net income                            --          --         --         --         --         4,858        4,858          4,858
  Dividend                              --          --         --         --         --        (5,000)                     (5,000)
  Unrealized gains on
   available-for-sale
   marketable securities                --          --         --         --         64            --           64             64
                                ----------    --------   --------   --------   --------      --------     --------       --------

Total comprehensive loss                                                                                     4,922
                                                                                                          ========

Balance as of December 31,
  2002                           2,043,787       2,044        100        *)-        140        (2,266)                        (82)

  Issuance of Ordinary shares
   of NIS 1 per share              124,710         125         --         --         --            --                         125
  Net income                                                                                    6,445        6,445          6,445
  Dividend                              --          --         --         --         --        (5,700)                     (5,700)
  Unrealized losses on
   available-for-sale
   marketable securities                --          --         --         --        (14)           --          (14)           (14)
                                ----------    --------   --------   --------   --------      --------     --------       --------

Total comprehensive income                                                                                   6,431
                                                                                                          ========

Balance as of December 31,
  2003                           2,168,497       2,169        100        *)-        126        (1,521)                        774
                                ==========    ========   ========   ========   ========      ========                    ========

*) Represent an amount lower than NIS 1.
The accompanying notes are an integral part of the financial statements.

                                              EPSILOR ELECTRONIC INDUSTRIES LTD.

STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
NIS IN THOUSANDS

                                                                           YEAR ENDED DECEMBER 31,
                                                                        ----------------------------
                                                                            2003            2002
                                                                        ------------    ------------
Cash flows from operating activities:
-------------------------------------
Net income                                                                     6,445           4,858
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation                                                                   605             500
  Gain on sale of property and equipment                                         (49)             --
  Gain on sale of available-for-sale marketable securities                        --             (19)
  Linkage differentials in respect of long-term loans                             --              75
  Interest on long-term loans                                                   (234)           (499)
  Decrease (increase) in trade receivables                                    (1,086)            825
  Increase in deferred taxes                                                     (30)           (121)
  Increase in other accounts receivable and prepaid expenses                     (97)            (35)
  Increase (decrease) in trade payables                                         (687)          1,055
  Increase in other accounts payable and accrued expenses                      2,192             935
  Increase (decrease) in accrued severance pay, net                              124             (26)
  Decrease (increase) in inventories                                          (1,094)             97
                                                                        ------------    ------------

Net cash provided by operating activities                                      6,089           7,645
                                                                        ------------    ------------

Cash flows from investing activities:
-------------------------------------
Purchase of property and equipment                                            (1,459)           (721)
Proceeds from sale of available-for-sale marketable securities                 1,119             938
Purchase of available-for-sale marketable securities                            (475)           (767)
Grants received in connection with "Approved Enterprise"                         138             109
Proceeds from sale of property and equipment                                      51              --
                                                                        ------------    ------------

Net cash used in investing activities                                           (626)           (441)
                                                                        ------------    ------------

Cash flows from financing activities:
-------------------------------------
Short-term bank credit                                                          (383)           (435)
Repayment of long-term loan                                                     (352)         (1,113)
Issuance of share capital                                                        125             180
Dividend                                                                      (5,700)         (5,000)
                                                                        ------------    ------------

Net cash used in financing activities                                         (6,310)         (6,368)
                                                                        ------------    ------------

Increase (decrease) in cash and cash equivalents                                (847)            836
Cash and cash equivalents at the beginning of the year                           847              11
                                                                        ------------    ------------

Cash and cash equivalents at the end of the year                                  --             847
                                                                        ============    ============

Supplemental disclosure of cash flows activities:
-------------------------------------------------
Cash paid during the years for:

   Interest                                                                      234              17
                                                                        ============    ============

   Income taxes                                                                  864           1,190
                                                                        ============    ============

The accompanying notes are an integral part of the financial statements.

                                              EPSILOR ELECTRONIC INDUSTRIES LTD.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
NIS IN THOUSANDS

NOTE 1:- GENERAL

     Epsilor Electronic Industries Ltd. ("the Company") is a privately owned Israeli corporation. The Company develops and sells rechargeable and primary lithium batteries and smart chargers to the military and to private industry.


NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES

     The financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP").

     a.   Use of estimates:

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     b.   Cash and cash equivalents:

          The Company considers short-term highly liquid investments that are readily convertible into cash with maturities of three months or less at the date acquired, to be cash equivalents.

     c.   Marketable securities

          The Company accounts for investments in debt and mutual fund in accordance with Statement of Financial Accounting Standard Board ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

          Management determines the proper classification of investments in obligations with fixed maturities and marketable equity securities at the time of purchase and reevaluates such designations as of each balance sheet date. At December 31, 2003, all securities covered by SFAS No. 115 were designated as available-for-sale. Accordingly, the available-for-sale securities are stated at fair value, with unrealized gains and losses reported in a separate component of shareholders' equity (deficiency), accumulated other comprehensive income (loss). Realized gains and losses on sales of investments, as determined on a specific identification basis, are included in the statement of income in financial expenses, net.

     d.   Inventories:

          Inventories are stated at the lower of cost or market value. Cost is determined as follows:

          Raw materials - using the average cost method.
          Work-in-progress  --  represents   the  cost  of  raw   materials  and
          manufacturing.

                                              EPSILOR ELECTRONIC INDUSTRIES LTD.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
NIS IN THOUSANDS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

          Finished products - recorded on the basis of direct manufacturing costs with the addition of allocable indirect manufacturing costs.

     e.   Property and equipment:

          Property and equipment are stated at cost, net of accumulated depreciation and net of grants received from the Company's "Approved Enterprise" status.

          Depreciation is calculated by the straight-line method over the estimated useful lives of the assets at the following annual rates:

                                                                 %
                                                       --------------------

            Machinery and equipment                           10 - 15
            Office furniture and equipment                     6 - 20
            Motor vehicles                                       15
            Leasehold improvements                     Over the term of the
                                                               lease
            Work stations                                        15

     f.   Impairment of long-lived assets:

          The Company's long-lived assets are reviewed for impairment in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long- Lived Assets," whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

          As of December 31, 2003, no impairment losses have been identified.

     g.   Revenue recognition:

          The Company generates its revenues from the sale of products. The Company sells its products through a direct sales force.

          Revenues from product sales are recognized in accordance with Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition," when persuasive evidence of an agreement exists, delivery of the product has occurred, the fee is fixed or determinable, no further obligation exists and collectibility is probable. The Company does not grant a right of return to its customers.

     h.   Research and development cost:

          Research and development costs, are charged to the statement of income as incurred.

                                              EPSILOR ELECTRONIC INDUSTRIES LTD.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
NIS IN THOUSANDS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

     i.   Concentrations of credit risk:

          Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, available-for-sale marketable securities and trade receivables.

          Cash, cash equivalents and available-for-sale marketable securities are invested in major banks in Israel. Management believes that the financial institutions that hold the Company's investments are financially sound and, accordingly, minimal credit risk exists with respect to these investments.

          The Company's trade receivables are mainly derived from sales to customers located in Israel and India. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. No allowance for doubtful accounts was determined with respect to those accounts. In certain circumstances, the Company may require letters of credit, other collateral or additional guarantees.

          The Company's marketable securities include investments in bonds of the Government of Israel and Israeli mutual fund. Management believes that those corporations are financially sound, the portfolio is well diversified, and accordingly, minimal credit risk exists with respect to these marketable securities.

          The Company has no off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

     j.   Income taxes:

          The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to its estimated realizable value.

     k.   Severance pay:

          The Company's liability for severance pay is calculated pursuant to the Severance Pay Law based on the most recent salary of the employees multiplied by the number of years of employment, as of the balance sheet date. Employees are entitled to one month's salary for each year of employment or a portion thereof. The Company's liability for all of its employees is fully provided by monthly deposits with insurance policies and by an accrual. The value of these policies is recorded as an asset in the Company's balance sheet.

          The deposited funds include profits accumulated up to the balance sheet date. The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israel's Severance Pay Law or labor agreements. The value of the deposited funds is based on the cash surrendered value of these policies, and includes immaterial profits.

                                              EPSILOR ELECTRONIC INDUSTRIES LTD.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
NIS IN THOUSANDS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

          Severance expenses for the years ended December 31, 2003 and 2002 amounted to NIS 200 and NIS 194, respectively

     l.   Fair value of financial instruments:

          The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

          1.   The  carrying  amounts  of  cash  and  cash  equivalents,   trade
               receivables, short-term bank credit and trade payables approximate their fair value due to the short-term maturity of such instruments.

          2. The fair value of available-for-sale marketable securities is based on the quoted market prices (see Note 3).

          3. The carrying amount of the Company's long-term loans approximates their fair value. The fair value was estimated using discounted cash flow analysis, based on the Company's incremental loan rate for similar types of loan agreements.

NOTE 3:- MARKETABLE SECURITIES

     The following is a summary of available-for-sale securities:

                                                         DECEMBER 31, 2003
                                       -----------------------------------------------------
                                                                                  ESTIMATED
                                                        GROSS        GROSS          FAIR
                                         AMORTIZED    UNREALIZED   UNREALIZED      MARKET
                                           COST         GAINS        LOSSES        VALUE
                                       ------------ ------------- ------------  ------------
     Mutual fund                             564          --           (14)           550
                                       ============ ============= ============  ============

                                                         DECEMBER 31, 2002
                                       -----------------------------------------------------
                                                                                  ESTIMATED
                                                        GROSS        GROSS          FAIR
                                         AMORTIZED    UNREALIZED   UNREALIZED      MARKET
                                           COST         GAINS        LOSSES        VALUE
                                       ------------ ------------- ------------  ------------
     Government of Israel bonds              220          11            --            231
     Mutual fund                             923          53            --            976
                                       ------------ ------------- ------------  ------------

                                           1,143          64            --          1,207
                                       ============ ============= ============  ============

     The unrealized holding gains (losses) on available-for-sale securities included as a separate component of shareholders' equity (deficiency), other comprehensive income, totaled NIS 64 and NIS (14) in 2003 and 2002, respectively.

                                              EPSILOR ELECTRONIC INDUSTRIES LTD.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
NIS IN THOUSANDS

NOTE 4:- INVENTORIES

     Inventories are composed of the following:
                                                DECEMBER 31,
                                         ------------------------
                                            2003          2002
                                         ----------    ----------

     Raw materials                            3,178         2,462
     Work-in-progress                           655           146
     Finished products                          226           357
                                         ----------    ----------

                                              4,059         2,965
                                         ==========    ==========

NOTE 5:- PROPERTY AND EQUIPMENT
                                                DECEMBER 31,
                                         ------------------------
                                            2003          2002
                                         ----------    ----------
     Cost:
       Machinery and equipment                4,148         3,860
       Office furniture and equipment           525           520
       Motor vehicles                           888           614
       Leasehold improvements                   333           333
       Work stations                            524            --
                                         ----------    ----------
                                              6,418         5,327
                                         ----------    ----------
     Accumulated depreciation:
       Machinery and equipment                2,560         2,136
       Office furniture and equipment           338           312
       Motor vehicles                           268           415
       Leasehold improvements                    85            52
       Work stations                             40            --
                                         ----------    ----------
                                              3,291         2,915
                                         ----------    ----------
     Depreciated cost                         3,127         2,412
                                         ==========    ==========

     Depreciation expenses for the years ended December 31, 2003 and 2002 were NIS 605 and NIS 500, respectively.

NOTE 6:- SHORT-TERM BANK CREDIT

     The Company has an available NIS 750 line of credit with a bank, bearing average interest at 2% above the bank's prime rate (6.7% at December 31, 2003), and is collateralized by substantially all assets of the Company. There was an outstanding balance of NIS 345 and NIS 728 due on this line of credit as of December 31, 2003 and 2002, respectively.

     The Company is subject to various affirmative and reporting covenants with respect to this line of credit.

     Interest expense totaled NIS 165 and NIS 142 for the years ended December 31, 2003 and 2002, respectively.

                                              EPSILOR ELECTRONIC INDUSTRIES LTD.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
NIS IN THOUSANDS

NOTE 7:- OTHER ACCOUNTS PAYABLE AND ACCRUED EXPENSES

                                               DECEMBER 31,
                                         ------------------------
                                            2003          2002
                                         ----------    ----------

     Employees and payroll accruals             685           666
     Income taxes payable                     4,120         2,570
     Accrued expenses                         1,640         1,069
     Customer advances                          396            --
     Related party *)                            38           432
     Other                                       50            --
                                         ----------    ----------
                                              6,929         4,737
                                         ==========    ==========

     *)   Linked to the CPI and bears interest at the rate of 4%.


NOTE 8:- LONG-TERM LOANS

     a. The total amount of loans classified by currency linkage terms and interest rates is as follows:

                                   INTEREST RATE                 AMOUNT
                              -----------------------    -----------------------
                                   DECEMBER 31,               DECEMBER 31,
                              -----------------------    -----------------------
                                 2003         2002         2003          2002
                              ----------   ----------    ----------   ----------
          In NIS                9.50%          8.54%        305            521
          In U.S. dollars         --           8.56%         --            369
                                                         ----------   ----------
                                                            305            890
                                                         ==========   ==========

     b.   The loans mature as follows:

          DECEMBER 31,
          ------------

          2004                177
          2005                128
                       ----------
                              305
                       ==========

     c.   As for liabilities collateralized by pledges of assets, see Note 10.

                                              EPSILOR ELECTRONIC INDUSTRIES LTD.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
NIS IN THOUSANDS

NOTE 9:- TAXES ON INCOME

     a.   Tax  benefits  under  the  Law  for  the   Encouragement   of  Capital
          Investments, 1959 (the "Law"):

          Four expansion programs of the Company have been granted "Approved Enterprise" status, under the Law. For these expansion programs, the Company has elected alternative benefits, waiving grants in return for tax exemptions. Pursuant thereto, the income of the Company derived from the following "Approved Enterprise" expansion programs is tax-exempt for the periods stated below and will be eligible for reduced tax rates thereafter (such reduced tax rates are dependent on the level of non-Israeli investments in the Company), as described below.

               1. Income derived from the first program was tax-exempt for the 10-year period that started in 1994 and ended in 2003.

               2. Income derived from the second program was subject to a reduced tax rate of 10%-25% (according to the percentage of foreign investment) for seven years that started in 1996 and ended in 2002, and is entitled to an investment grant at a rate of 38% of the value of the approved investment.

               3. Income derived from the third program was subject to a reduced tax rate of 10%-25% (according to the percentage of foreign investment) for seven years that started in 1999 and ends in 2005. In addition, the Company is entitled to a tax exemption for the two-year period from the first year the Company has taxable income, and an investment grant at the rate of 24% of the value of the approved investment.

               4. The fourth program entitles the Company to a tax exemption for the two-year period from the first year in which the Company has taxable income, and was subject to a reduced tax rate of 10%-25% (according to the percentage of foreign investment) for an additional five-years and is entitled to an investment grant at a rate of 24% of the value of the approved investment. The program has not yet been approved.

          The benefits available to an Approved Enterprise are conditional upon the fulfillment of conditions stipulated in the Law and its regulations, and the criteria set forth in the specific letter of approval. In the event that the Company does not meet these conditions, it would be required to refund the amount of tax benefits, with the addition of the CPI linkage adjustment and interest. In the opinion of the Company's management, the Company has been in full compliance with the conditions of the above programs through December 31, 2003, and with respect to the first three programs, has received written confirmation to this effect from the Investment Center.

          If a dividend were to be distributed out of tax-exempt income deriving from an expansion program, the Company would be liable for corporate tax at a rate of 25%.

          Income from sources other than the "Approved Enterprise" during the benefit period will be subject to tax at the regular corporate tax rate of 36%.

                                              EPSILOR ELECTRONIC INDUSTRIES LTD.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
NIS IN THOUSANDS

NOTE 9:- TAXES ON INCOME (CONT.)

     b. Tax benefits under the Law for the Encouragement of Industry (Taxes), 1969 ("the Encouragement Law"):

          The Company is an "industrial company," as defined by the Encouragement Law and, as such, is entitled to certain tax benefits, mainly accelerated depreciation of property and equipment, as prescribed by regulations published under the Inflationary Adjustments Law, the right to deduct public issuance expenses and patents and other intangible property rights for tax purposes, and the right to file, under specified conditions, a consolidated tax return with additional related Israeli "industrial companies."

     c. Measurement of taxable income under the Income Tax (Inflationary Adjustments) Law, 1985:

          Results for tax purposes are measured and reflected in real terms in accordance with the change in Israel's Consumer Price Index ("CPI"). As explained in Note 2b, the consolidated financial statements are presented in U.S. dollars. The differences between the change in Israel's CPI and in the NIS/U.S. dollar exchange rate causes a difference between taxable income or loss and the income or loss before taxes reflected in the consolidated financial statements. In accordance with paragraph 9(f) of Statement of Financial Accounting Standard No. 109 "Accounting for Income Taxes" ("SFAS No. 109"), the Company has not provided deferred income taxes on this difference between the reporting currency and the tax bases of assets and liabilities.

     d. On January 1, 2003, the Law for Amendment of the Income Tax Ordinance (Amendment No. 132), 2002, known as the tax reform, became effective. The tax reform changed the Israeli tax system from a territorial tax method into a personal tax method on a global basis.

     e.   Taxes on income is comprised as follows:

                                               YEAR ENDED DECEMBER 31,
                                              ------------------------
                                                 2003          2002
                                              ----------    ----------

          Current taxes                            2,350         1,673
          Deferred income benefit                    (30)         (121)
                                              ----------    ----------
                                                   2,320         1,552
                                              ==========    ==========

                                              EPSILOR ELECTRONIC INDUSTRIES LTD.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
NIS IN THOUSANDS

NOTE 9:- TAXES ON INCOME (CONT.)

     f.   Deferred taxes on income:

          Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets are as follows:

                                                        YEAR ENDED DECEMBER 31,
                                                       ------------------------
                                                          2003          2002
                                                       ----------    ----------

          Deferred tax assets:
            Reserves and allowances                           151           121
                                                       ==========    ==========

     g. A reconciliation between the theoretical tax expense, assuming all income is taxed at the statutory tax rate applicable to income of the Company, and the actual tax expense as reported in the statement of income, is as follows:

                                                        YEAR ENDED DECEMBER 31,
                                                        -----------------------
                                                           2003         2002
                                                        ----------   ----------

          Income before taxes, as reported in the
            consolidated statements of income                8,765        6,410
                                                        ==========   ==========
          Statutory tax rate                                    36%          36%
                                                        ==========   ==========

          Theoretical tax expenses on the above amount
            at the Israeli statutory tax rate                3,155        2,308
          Decrease in taxes resulting from "Approved
            Enterprise" benefits                              (964)        (705)
          Non-deductible expenses                               58           29
          Other                                                 71          (80)
                                                        ----------   ----------
          Actual tax expense                                 2,320        1,552
                                                        ==========   ==========

                                              EPSILOR ELECTRONIC INDUSTRIES LTD.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
NIS IN THOUSANDS

NOTE 10:- COMMITMENTS AND CONTINGENT LIABILITIES

     a.   Lease agreements:

          The Company rents its facilities under an oral operating lease agreement, which does not have an expiration date.

          Rent expenses for the years ended December 31, 2003 and 2002 were NIS 609 and NIS 511, respectively.

     b.   Royalty commitments to third party:

          The Company signed two agreements with one of its customers ("the customer") according to which the Company is obligated to pay to the customer royalties for every sale of certain products. According to these agreements, the Company paid the customer amounts of NIS 856 and NIS 1,583 for the years ended December 31, 2003 and 2002, respectively. These amounts were recorded as selling and marketing expenses.

     c.   Guarantees:

          The Company obtained bank guarantees in the amount of NIS 177 in order to secure advance received from one of its customers.

     d.   Pledges and charges:

          The Company has recorded a floating charge on all of its assets (including goodwill and share capital) in favor of a bank. In addition, the Company has a specific pledge on assets in respect of which Government guaranteed loans were given.


NOTE 11:- SHAREHOLDERS' EQUITY

     a.   Ordinary shares:

          Ordinary shares confer upon their holders voting rights, the right to receive cash dividends and the right to share in excess assets upon liquidation of the Company.

     b.   Management shares:

          Management shares confer upon their holders the same rights as Ordinary shares.

                                              EPSILOR ELECTRONIC INDUSTRIES LTD.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
NIS IN THOUSANDS

NOTE 11:- SHAREHOLDERS' EQUITY (CONT.)

     c.   Issuance of Ordinary shares:

          During 2002 and 2003, the Company issued 180,000 and 124,710 Ordinary shares of NIS 1 par value, respectively. The aggregate consideration for such shares was NIS 180 and NIS 124, respectively.

     d.   Dividend:

          Dividends, if any, are declared and paid in NIS. The Company has determined that it will not distribute dividends out of tax-exempt profits.


NOTE 12:- FINANCIAL EXPENSES

                                          YEAR ENDED DECEMBER 31,
                                         ------------------------
                                            2003          2002
                                         ----------    ----------

      Financial expenses:
        Interest, bank charges and fees        (142)         (165)
        Interest on long-term loans            (234)         (499)
        Interest to tax authorities            (246)          (17)
        Exchange differentials                  (57)          (64)
                                         ----------    ----------
                                               (679)         (745)
                                         ----------    ----------

     Financial income:
        Gains on sales of available-for-sale
         marketable securities                   --            19
        Interest income                          66           229
                                         ----------    ----------
                                                 66           248
                                         ----------    ----------
                                               (613)         (497)
                                         ==========    ==========

NOTE 13:- SUBSEQUENT EVENTS (UNAUDITED)

     In January 2004, Arotech Corporation, a NASDAQ listed company, purchased all of the outstanding stock of the Company from the Company's existing shareholders. The assets acquired through the purchase of all the Company's outstanding stock consisted of all of the Company's assets, including the Company's current assets, property and equipment, and other assets (including intangible assets such as goodwill, intellectual property and contractual rights). The consideration for the assets purchased consisted of (i) cash in the amount of $7,000,000, and (ii) a series of three $1,000,000 promissory notes, due on the first, second and third anniversaries of the agreement.

                                - - - - - - - - -

                                                    ITEM 7(B)(I), (II) AND (III)
                                                    ----------------------------


                                - - - - - - - - -


                               AROTECH CORPORATION

                     AND EPSILOR ELECTRONIC INDUSTRIES LTD.

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


     The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the acquisition by Arotech Corporation ("Arotech") of substantially all the assets of Epsilor Electronic Industries Ltd. ("Epsilor") under the purchase method of accounting after giving effect to the pro forma adjustments described in the accompanying notes.

     The following unaudited pro forma condensed combined balance sheet as of December 31, 2003 gives effect to the acquisition of substantially all the assets of Epsilor as if it had occurred on such date, and reflects the allocation of the purchase price to the Epsilor assets acquired based on their estimated fair values at the date of acquisition. The excess of the consideration paid by Arotech in the acquisition over the fair value of Epsilor identifiable assets and liabilities has been recorded as goodwill.

     The  following   unaudited  pro  forma  condensed  combined  statements  of operations combine the historical statements of operations of Arotech and Epsilor. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2003, give effect to the acquisition as if it had occurred on January 1, 2003 and combine the historical unaudited statements of operations of Arotech and Epsilor for such period. Integration costs are not included in the accompanying unaudited pro forma condensed combined financial statements. This pro forma information should be read in conjunction with the respective consolidated historical financial statements (including notes thereto) of Arotech and Epsilor for the year ended December 31, 2003, appearing elsewhere herein.

     Unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition occurred at the beginning of the periods presented, nor is it necessarily indicative of future financial position or results of operations. These unaudited pro forma condensed combined financial statements are based upon the respective historical financial statements of Arotech and Epsilor and do not incorporate, nor do they assume, any benefits from cost savings or synergies of the combined company. The pro forma adjustments are based on available financial information and certain estimates and assumptions that Arotech believes are reasonable and that are set forth in the notes to the unaudited pro forma condensed combined financial statements.

                         PRO FORMA FINANCIAL INFORMATION
           AROTECH CORPORATION AND EPSILOR ELECTRONIC INDUSTRIES LTD.


          PRO FORMA CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2003
                              U.S. DOLLARS (000'S)

                                                   AROTECH         EPSILOR      PRO FORMA  REFERENCES  COMBINED
                                                  ----------     ----------     ---------- ---------- ----------
CURRENT ASSETS:
Cash and cash equivalent                          $   13,685             --     $   (7,000)     A     $    6,685
Certificates of deposit due within one year              706             --             --                   706
Available for sale marketable securities                  --            126             --                   126
Trade Receivables                                      4,706            502             --                 5,208
Other receivables                                      1,188            106             --                 1,294
Inventories                                            1,915            927             --                 2,842
Assets of discontinued operations                         66             --             --                    66
                                                  ----------     ----------     ----------            ----------
Total current assets                                  22,266          1,661         (7,000)               16,927
                                                  ----------     ----------     ----------            ----------
SEVERANCE PAY FUND                                     1,023            108             --                 1,131
                                                  ----------     ----------     ----------            ----------
PROPERTY AND EQUIPMENT, NET                            2,293            714             --                 3,007
                                                  ----------     ----------     ----------            ----------
GOODWILL                                               5,065             --          1,775      D          6,840
                                                  ----------     ----------     ----------            ----------
OTHER INTANGIBLE ASSETS                                2,375             --          5,298      C          7,673
                                                  ----------     ----------     ----------            ----------
Total assets                                      $   33,022     $    2,483     $       73            $   35,578
                                                  ==========     ==========     ==========            ==========
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts Payable and accrued expenses             $    6,289     $    1,919            250      B     $    8,458
Current portion of Promissory note                       150             40             --                   190
Short term loans                                          41             79             --                   120
Liabilities on discontinued operation                    380             --             --                   380
                                                  ----------     ----------     ----------            ----------
Total current liabilities                              6,860          2,038            250                 9,148
                                                  ----------     ----------     ----------            ----------
LONG-TERM LIABILITIES:
Accrued severance pay                                  2,815            239             --                 3,054
Convertible debenture                                    882             --             --                   882
Deferred warranty revenue less current portion           220             --             --                   220
Promissory notes and long term loans                     150             29             --                   179
                                                  ----------     ----------     ----------            ----------
Total long-term liabilities                            4,067            268             --                 4,335
                                                  ----------     ----------     ----------            ----------

MINORITY RIGHTS                                           51             --             --                    51
                                                  ----------     ----------     ----------            ----------

SHAREHOLDERS' EQUITY:
Common stock                                             480             --             --      E            480
Additional paid-in capital                           135,891            495           (495)     F        135,891
Deferred stock compensation                               (8)            --             --                    (8)
Accumulative deficit                                (109,682)          (347)           347      G       (109,682)
Treasury stock                                        (3,537)            --             --                (3,537)
Notes receivable from stockholders                    (1,204)            --             --                (1,204)
Accumulated other comprehensive Income                   104             29            (29)     H            104
                                                  ----------     ----------     ----------            ----------
Total shareholders' equity                            22,044            177           (177)               22,044
                                                  ----------     ----------     ----------            ----------
Total liabilities and shareholders' equity        $   33,022     $    2,483     $       73            $   35,578
                                                  ==========     ==========     ==========            ==========

                         PRO FORMA FINANCIAL INFORMATION
           AROTECH CORPORATION AND EPSILOR ELECTRONIC INDUSTRIES LTD.


                     UNAUDITED PRO FORMA CONDENSED COMBINED
          STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2003
                              U.S. DOLLARS (000'S)

                                                                            PRO FORMA             PRO FORMA
                                               AROTECH        EPSILOR       ADJUSTMENT  REFERENCE  COMBINED
                                              ----------     ----------     ----------  --------- ----------
STATEMENT OF OPERATIONS DATA:
Revenue                                       $   17,327     $    5,068             --            $   22,395
Cost of revenue                                   11,088          1,947             --                13,035
                                              ----------     ----------     ----------            ----------

Gross profit                                       6,239          3,121             --                 9,360

OPERATING EXPENSES:
Research and development                           1,053            347             --                 1,400
Sales and marketing                                3,533            361             --                 3,894
General and administrative                         6,197            282             --                 6,479
Amortization of purchased intangible assets          865             --            530      J          1,395
                                              ----------     ----------     ----------            ----------
                                                  11,648            990            530                13,168

Income (loss) from operations                     (5,409)         2,131           (530)               (3,808)
Other income (expenses), net                          --             11                                   11
Financial income (expenses), net                  (3,470)          (140)           105      I         (3,505)
                                              ----------     ----------     ----------            ----------
Income (loss) before taxes                        (8,879)         2,002           (425)               (7,302)

Tax expense                                         (396)          (530)            --                  (926)
                                              ----------     ----------     ----------            ----------
Income (loss) before minority                     (9,275)         1,472           (425)               (8,228)
interest in earnings of a subsidiary
Loss to minority                                     157             --             --                   157
                                              ----------     ----------     ----------            ----------
Net loss from continuing operations               (9,118)         1,472           (425)               (8,071)

Basic and diluted net loss per share              ($0.23)                                             ($0.21)
                                              ==========                                          ==========

Weighted average number of shares of
   Common Stock used in computation of
   basic and diluted net loss per share       38,890,174                                          38,890,174
                                              ==========                                          ==========

           AROTECH CORPORATION AND EPSILOR ELECTRONIC INDUSTRIES LTD.

                          NOTES TO UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS
                                  U.S. DOLLARS

NOTE 1: -

     The unaudited pro forma condensed combined financial statements reflect the purchase of assets and liabilities of Epsilor. The total purchase price was a total of $10,000,000, consisting of (i) $7,000,000 in cash, and (ii) a series of three $1,000,000 installment payments secured by bank guarantees, due on the first, second and third anniversaries of the closing of the transaction, which are contingent upon terms determined in the purchase agreement. The purchase price also included $250,000 of transaction costs. The transaction has been accounted for using the purchase method of accounting, and accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based upon their fair values at the date the acquisition was completed.

The purchase consideration was estimated as follows:

Cash consideration                                  $  7,000,000
Estimated transaction expenses                           250,000
                                                    ------------
Total consideration (1)                             $  7,250,000
                                                    ============

          (1) Based upon a preliminary valuation of the estimated fair value of the tangible and intangible assets acquired, Arotech has allocated the total cost of the acquisition to Epsilor's assets as of December 31, 2003 as follows. (This allocation is for pro forma purposes only. Final fair values will be based on the fair value of the net assets purchased as of December 31, 2003. The unaudited pro forma consolidated financial information reflects Arotech's best estimates; however, the allocation of the purchase price may differ from the pro forma amounts.):


                                                    DECEMBER 31,
                                                        2003
                                                    ------------

Tangible assets acquired                            $  2,483,000

Intangible assets
   Technology                                            160,000
   Customer list                                       5,138,000
   Goodwill                                            1,775,000
Liabilities assumed                                   (2,306,000)
                                                    ------------

Total consideration                                 $  7,250,000
                                                    ============

In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," goodwill arising from acquisitions will not be amortized. In lieu of amortization, Arotech is required to perform an annual and interim impairment review. If Arotech determines, through the impairment review process, that goodwill has been impaired, it will record the impairment charge in its statement of operations. Arotech will also assess the impairment of goodwill whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

           AROTECH CORPORATION AND EPSILOR ELECTRONIC INDUSTRIES LTD.

                          NOTES TO UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS
                                  U.S. DOLLARS

NOTE 2: -

     The pro forma condensed combined balance sheet includes the adjustments necessary to give effect to the acquisition as if it had occurred on December 31, 2003 and to reflect the allocation of the acquisition cost to the fair value of tangible and intangible assets acquired as noted above, including the elimination of Epsilor's equity account.


Adjustments included in the pro forma condensed combined balance sheet are summarized as follows:

     a)   Cash consideration paid for Epsilor at the amount of $7,000,000.

     b)   Accrued transaction costs at the amount of $250,000.

     c) Valuation of Epsilor's intangible assets allocated to technology and customer list $5,298,000.

     d) Valuation of Epsilor's intangible assets allocated to goodwill of $1,775,000.

     e)   Elimination of the Epsilor Common Stock at the amount of $0.

     f) Elimination of the Epsilor Additional paid-in-capital at the amount of $495,000.

     g) Elimination of the Epsilor Accumulated deficit at the amount of $347,000.

     h) Elimination of Epsilor Accumulated other comprehensive Income at the amount of $29,000.

     i) Interest expenses related to the $7,000,000 acquisition cost amounted of $105,000 for the twelve-month period ended December 31, 2003.

     j) Amortization of intangible assets of $530,000 for the twelve-month period ended December 31, 2003.

Pro forma weighted average number of shares used in computing basic and diluted net loss per share excludes employee stock options outstanding in each period because they are anti-dilutive.

           AROTECH CORPORATION AND EPSILOR ELECTRONIC INDUSTRIES LTD.

                          NOTES TO UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS


NOTE 3: -

     Amortization  of  acquired   intangible  assets  is  calculated  using  the
following estimated useful lives:

                                                        YEARS
                                                    -------------

Technology                                               10
Customer list                                            10
Goodwill                                            Not amortized


                                - - - - - - - - -